                                 June 3, 2004

Oppenheimer Senior Floating Rate Fund
6803 S. Tucson Way
Englewood, CO 80112

Dear Ladies and Gentlemen:

      This opinion is being  furnished to  Oppenheimer  Senior  Floating  Rate
Fund, a  Massachusetts  business  trust (the "Fund"),  in connection  with the registration of an additional  50,000,000  Class A shares,  10,000,000 Class B shares and 25,000,000 Class C shares of beneficial  interest on Form N-2 under the  Securities  Act of 1933, as amended,  and the  Investment  Company Act of
1940,  as  amended,  (the  "Registration  Statement")  to be  filed  with  the
Securities  and  Exchange  Commission  by the Fund  and to which  Registration
Statement  this  opinion  is an  Exhibit.  As  counsel  for the Fund,  we have examined the Registration  Statement,  such statutes,  regulations,  corporate records and other  documents and reviewed such questions of law that we deemed necessary or appropriate for the purposes of this opinion.

      Based upon the  foregoing,  we are of the  opinion  that the  additional
Class  A,  Class  B and  Class C  shares  to be  issued  as  described  in the
Registration  Statement have been duly authorized and, assuming receipt of the consideration  to be paid therefor,  upon sale and delivery as provided in the
Registration  Statement,  will be legally and validly  issued,  fully paid and non-assessable  (except for the potential liability of shareholders  described
in  the  Fund's  Statement  of  Additional   Information   under  the  caption
"Shareholder  and  Trustee  Liability"  under  "How  the  Fund  is  Managed  -
Organization and History").

      We hereby  consent  to the  filing of this  opinion as an exhibit to the
Registration  Statement  and  to  the  reference  to  us in  the  Registration
Statement.  We do not  thereby  admit  that  we are  within  the  category  of persons  whose  consent  is  required  under  Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Sincerely,

                                    /s/ Allan B. Adams

                                    Allan B. Adams
                                    Myer, Swanson, Adams & Wolf, P.C.